EXHIBIT 10.9


                          APPLICATION AND AGREEMENT FOR
                                MERCHANT SERVICES

STAR COMMUNICATIONS LTD. (hereinafter referred to as "Client") wishes to apply for GLOBAL PAYMENT SYSTEMS LIMITED international merchant account services, payment, and reporting services offered by GLOBAL PAYMENT SYSTEMS LIMITED (hereinafter referred to as "GPS"). Client understands that the following information will be used to established a GPS account and may be verified as necessary)

Name of Company:    STAR COMMUNICATIONS LTD

Address:            Street: RYAN'S PLACE, HIGH STREET

                    City: ST. JOHN'S

                    State/District: ----- ------  ZIP: -----  Country:  ANTIGUA.

                    Tel: (268) 460-5860/1       Fax:    (268) 462-9114

                    E-Mail:

                    Contact Person:  ARTHUR G.B. THOMAS

                    Title:           DIRECTOR


2.   Expected Monthly Volume, (dollar volume of transactions per month)

               $ --------------------------


By signing this Application and Agreement, the undersigned affirm. that all information provided herein or in support of this Application and Agreement is true and correct. and agrees to and is bound by the provisions herein and to the Terms and Conditions, Schedule of Fees attached hereto, and by reference incorporated herein.



For: STAR COMMUNICATIONS, LTD.               For: GLOBAL PAYMENT SYSTEMS LIMITED

By: /s/ A.G.B Thomas                          By:
    ---------------------------------            -------------------------------

Title:  DIRECTOR                             Title: ----------------------------



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                         GLOBAL PAYMENT SYSTEMS LIMITED

          The following documentation must be submitted with this application:


     A. Copy of Client's Certificate of Incorporation and a copy of Client's Certificate of Good Standing (if company is more than one year old)

     B. A signed list of person(s) from Client authorized to discuss or direct transactions with GPS staff, to request changes to reporting, payment and transfer schedules, and to whom GPS release information. Client may provide a code name for each such person.

     C. A bank reference letter for each person authorized to conduct business with GPS on behalf of Client (use form attached).

     D. A clear and legible photocopy of the signature and photograph page of the passport of the person or persons authorized to enter into this Agreement with GPS and make business and financial decisions on behalf of Client with GPS.

     E. Such other additional information as may be reasonably requested by GPS to complete the processing and approval of this Application and Agreement.


                              Corporate Resolution

On behalf of the board of Directors of the above named Company (referred to above as "Client"), it is hereby Resolved: That the above Application and Agreement was properly executed by and entered into by an authorized Officer or Director of the Company, is hereby ratified and authorized by the Directors of the Company, and fully and legally binds the Company. All appropriate documents and resolutions further necessary to support this Corporate Resolution are hereby affirmed to be in place.


Resolved, this 21 day of Apr. 1999


By: /s/ A.G.B Thomas                          Title:  DIRECTOR
    -----------------------------------              ---------------------------



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


                         GLOBAL PAYMENT SYSTEMS LIMITED
                              Terms and Conditions


Client and GLOBAL PAYMENT SYSTEMS LIMITED (hereinafter referred to as "GPS") agree as follows:


1. GPS agrees to act as an agent of Client to receive payments from Clients Customers on behalf of Client. Client will instruct its Customers to provide GPS, or any of its service providers, with (a) the Customer account number to which payment is to be credited; (b) the Client's identification reference number allocated by GPS; and cash equal to the amount to be paid for the transaction plus all transmission fees charged by the service provider.

2. GPS will remit to the Client, either by fax or e-mail, a report listing all transactions of payments received-from Client's Customers, for each daily period.

3. GPS agrees to transfer to Client's nominated bank account, at the frequency of weekly, the total sum for all transactions (less agreed to fees) received since the last such transfer on the understanding that all such transfers will be effected only after all respective funds have first been received by GPS. Client further agrees that GPS will deduct any and all outstanding fees due GPS from each transfer to Client prior to such transfer. Client agrees to be bound by and to honor GPS's anti-money laundering policy, and confirms that all transactions shall be legal and proper. Client further agrees to irrevocably and unconditionally indemnify and hold harmless, and keep indemnified at all times, GPS and all of its services providers, and the employees thereof, or any company under their direct or indirect control, or any director or employee thereof, from all actions' suits, proceedings, claims, demands, costs, expenses and liabilities of whatsoever nature which may arise or occur or be taken, commenced, made or sought from or against them, or any of them in connection with or arising from any transaction or service undertaken by GPS on behalf of Client.

     4. Client agrees to communicate solely with GPS regarding the details of any transactions. Client will not, directly or indirectly, contact any of GPS's intermediate service providers. Further, Client shall not use, in any manner whatsoever, in any print, Internet, computer, electronic or any medium the name of any of GPS's intermediate service providers, or make any claim or representation that Client has any contractual, business or other relationship or arrangement, directly or indirectly, with any such intermediate service provider.

5. Client shall be responsible for responding to and resolving inquiries and complaints from its Customers arising out of GPS's services. Only GPS shall initiate or be in any Communication with GPS's intermediate service providers to further the resolution of any problems. Client will actively cooperate with GPS in resolving such inquiries and complaints and will be responsible for resolving any inquires or complaints other than those caused by GPS or arising out of the GPS transfer.

6. GPS agrees to keep the names and addresses of Customers confidential and to make no disclosure thereof to any third party, except Pursuant to law. Client agrees to keep its contracts, terms, agreements with GPS confidential.

7. GPS's sole responsibility for damages for error, delay, or nonpayment whether or not caused by negligence (apart from GPS's responsibility to transfer payments of the principal amount accepted from Customer) shall be limited to a refund of the service fee paid to GPS in conjunction with the affected transaction, and GPS shall


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have no liability thereto to Client.  Under no circumstances  will GPS be liable to Client or Customers for indirect, incidental, special or consequential damages, whether or not GPS knew or had reason to know that they might be incurred.

8. In case of any overpayment by GPS to Client whether caused by a misdirected or duplicated transaction or otherwise, Client will promptly upon notification or request refund the overpayment to GPS. GPS shall have the right to set-off, from Client's funds remaining to be transferred, such overpayment.

9. Either party on thirty days notice can terminate this Agreement. Violation of any provisions of the Agreement with GPS, including these Terms and Conditions, the Anti Money Laundering Policy or failure to pay the fees and charges due to GPS shall result in the immediate termination of services to Client.

10. This Terms and Conditions document, and all of its provisions, is expressly made a part of, and incorporated into, the Application and Agreement between GPS and Client.










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



                                SCHEDULE OF FEES

Each transaction processed by Global Payment Systems Limited shall be subject to the following:

          A. 10% of each transaction accumulated per month, shall be deducted from the amount of the initial charge and deposited into a "chargeback reserve account", to be utilized as the "first form of payback" to the bank for charges that are disputed by cardholder. These funds shall be held in the chargeback reserve account for 6 months. At the end of six month period, customer shall receive any remaining funds from the first months reserve fund, at the end of the seventh month remaining funds from the second month, and so forth. SHOULD CHARGEBACKS, PLUS ASSOCIATED CHARGEBACK FEES, IN ANY MONTH EXCEED THE AMOUNT AVAILABLE IN THE "CHARGEBACK RESERVE FEE FUND" IT SHALL BE THE SOLE RESPONSIBILITY OF THE CLIENT TO REMIT ANY AND ALL ADDITIONAL FUNDS REQUIRED TO SETTLE THE IDENTIFIED LOSSES UPON DEMAND. FAILURE TO DO SO WILL RESULT IN IMMEDIATE TERMINATION OF THIS AGREEMENT.

          B. Customer agrees that each transaction shall be subject to a 6.5% "Processing Fee" to be deducted from the initial amount of the transaction.

          C. Customer agrees that GPS shall remit to customer "funds available for transfer" within 5 business days from receipt of funds from the merchant bank. Funds available for transfer are defined as those funds remaining after the "Chargeback Reserve Fee" and the "Processing Fee" are deducted from the total amount processed.

          D. GPS shall require a one-time "customized software fee" of $5100.00, $2550.00 due upon contract signing, the balance due upon delivery of the software to STAR COMMUNICATIONS, LTD. By GPS's acceptance of the of the "Customized Software Fee" from STAR COMMUNICATIONS, LTD., GPS agrees to make available to STAR COMMUNICATIONS, LTD. the required software no later than April 30, 1999.

Customer agrees to the above stated charges and fees and the terms and conditions related to them and authorizes GPS to deduct the charges associated with each transaction as the transaction is processed, and further agrees to the one time charges stated in SCHEDULE OF FEES - Paragraph D.


Agreed to:  /s/ Arthur G.B. Thomas
            ---------------------------------------------

By:        ARTHUR G.B. THOMAS

Title:     DIRECTOR

Date:      21st day of April, 1999




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


                         GLOBAL PAYMENT SYSTEMS LIMITED
                          ANTI-MONEY LAUNDERING POLICY



Primarily, the Anti-Money Laundering Act requires that a "business transaction record" be maintained for each transaction undertaken by a financial services provider. This record should include, where relevant, the following information:

     a)   the identification of all the persons party to the transaction.

     b) a description of that transaction efficient to identify its purpose and method of execution.

     c) the details of any account used for that transaction, including bank, branch and sort code.

     d)   the total value of the transaction.


A financial services provider commits a criminal offence if it fails to keep a business transaction record as required by the Act.

GPS is very mindful of the fact that the potential exists for an unscrupulous or deceitful client to abuse the services it offers and, accordingly, has chosen to implement this anti-money laundering policy. Strict adherence to the Guidelines and due diligence procedures set out herein will help to mitigate any unknowing involvement of any member of GPS in any such illicit activity, and will protect GPS, it's bona fide clients, service providers and affiliated companies.


                          Anti-Money Laundering Policy
                          ----------------------------

GPS will:

     *Conduct all necessary due diligence procedures in order to ascertain the true identities of all clients and potential clients. In this way, it will not be possible to transfer any assets to any of the GPS's operating companies anonymously.

     *Take steps to very that all assets transferred to any operating company are from legitimate sources in order to ensure that such assets are not the proceeds of crime.

     *Ensure that all of its staff are aware of the need to maintain vigilance regarding all unusual transactions or series of transactions.

     *Where there is reasonable suspicion that any such transaction or series of transactions constitute money laundering, forthwith report such suspicions required by law.

     *Scrupulously maintain the business transaction records required by law.

     *Confirm, define and conform with the established rules of good conduct in all facts of financial business.

These guidelines constitute the official policy of GLOBAL PAYMENT SYSTEMS LIMITED They will remain in force until amended by the Board of Directors of GPS in compliance enacted by the Government.

Provisions for Client Confidentiality: These guidelines are subject to the following conditions.



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A. Except where specifically provided by the Money Laundering  (Prevention) Act, or other relevant law, GPS's obligation to maintain the confidentiality of its clients affairs continues in full force. It is not the intention of these guidelines to deviate from the standard legal and fiduciary relationship between GPS and its clients.

B. These guidelines set out standard rules for avoiding money laundering activities in the conduct of the GPS's business and are in accordance with the code of professional ethics; they are not intended to impede the efficient provision of services to bona fide clients.

These guidelines are intended to ensure the careful determination of a clients identity and to permit thereby the efficient accomplishment of the GPS's obligation to maintain adequate business transaction records and to furnish appropriate information, as provided for under the law. All such records must be kept for a minimum of five years.

All of GPS's clients are expected to conduct their business affairs with GPS in conformance with the letter and spirit of these guidelines. Any violation of the guidelines will result in immediate termination of GPS's services.









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


                         Request for Bank Reference and
                         Verification of Client Identity

In accordance with our "Know Your Customer" Policy, we request that the principal person(s) of each Client with financial responsibility for the Client's business with have his/her/their current bank or financial institution provide the information as detailed below:

To be completed by Client/Principal:

Name: ----------------------------------------------

Address: -------------------------------------------

Signature(s):  -------------------------------------


To be completed by Financial Institution:

     1. We confirm that the above person(s) is/are - is/are not known to us and has/have been a customer since ___________ (date).

     2. We confirm/cannot confirm the address given by the customer.

     3. We confirm/cannot confirm that the signature(s) shown above appears to be that of the above customer(s),

     4. We believe that he/she/they may be considered respectable, trustworthy and reliable in operating an account.

Name of Confirming Institution:  ------------------------------

Address:  -----------------------------------------------------

Telephone and Fax:  -------------------------------------------

Name/Title of Confirming Officer: -----------------------------

Signature of Officer: -----------------------------------------

Institution Stamp:


We appreciate your cooperation and confirm the above information will be treated in strict confidence. We acknowledge that information may only be provided to the best of available knowledge and is given without responsibility on the part of the confirming institution and its officers. This response may either be returned to the requesting person(s), or sent directly to GPS.



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